Exhibit 99(b)


                             SUBSCRIPTION AGREEMENT
                             ----------------------


                                February 28, 2005

GulfWest Oil & Gas Company
c/o GulfWest Energy Inc.
480 N. Sam Houston Parkway, Suite 300
Houston, Texas
Attn:

     On the date first written above, the undersigned shall purchase from GulfWest Oil & Gas Company (the "Company"), and the Company shall issue, sell and deliver to the undersigned, 2,000 validly issued, fully paid and non-assessable shares of the Company's Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), for an aggregate purchase price of $1,500,000 (the "Purchase Price"). In connection with such purchase, the undersigned agrees to sign a consent amending the Statement of Resolution for the Series A Preferred Stock as contemplated by the Subscription Agreement between the undersigned and GulfWest Energy Inc. (the "Subscription Agreement"). The transactions contemplated hereby shall be deemed to have occurred immediately prior to the closing of the transactions contemplated by the Subscription Agreement.

     On the date first written above, the Company shall issue and deliver to the undersigned a stock certificate or certificates in definitive form, registered in the name of the undersigned, representing 2,000 shares of Series A Preferred Stock. As payment in full for the Series A Preferred Stock being purchased by it hereunder, and against delivery of the stock certificate or certificates for such shares of Series A Preferred Stock, on the date first written above the undersigned shall pay to the Company by wire transfer or by such other method as may be reasonably acceptable to the Company, immediately available funds in the amount of the Purchase Price.

                            [Signature Page Follows]

                                                                   Exhibit 99(b)


IN WITNESS WHEREOF, this Subscription Agreement has been duly executed and delivered on the day and year first written above.


                                   OCM GW Holdings, LLC


                             By: OCM Principal Opportunities Fund III, L.P., its managing member

                             By: OCM Principal Opportunities Fund III GP, LLC, its general partner

                             By: Oaktree Capital Management, LLC, its managing member

                             By:   /s/ Stephen A. Kaplan
                                   -----------------------------------
                                   Name: Stephen A. Kaplan
                                   Title: Principal



AGREED TO AND ACCEPTED:

GULFWEST OIL & GAS COMPANY



By: /s/ John E. Loehr
    --------------------------
Name:   John E. Loehr
Title:  CEO



                    Signature Page to GW Letter Agreement to
                                Purchase Series A